Exhibit 99.2

THE CIRCULAR (AS DEFINED BELOW) AND THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. IF YOU HAVE ANY QUESTIONS OR REQUIRE MORE INFORMATION WITH REGARD TO THE PROCEDURES FOR COMPLETING, EXECUTING AND RETURNING THIS LETTER OF TRANSMITTAL, PLEASE CONTACT THE DEPOSITARY, TSX TRUST COMPANY, AT 1-866-600-5869 (TOLL-FREE WITHIN NORTH AMERICA) OR 416-342-1091 (OUTSIDE OF NORTH AMERICA) OR BY E-MAIL AT tsxtis@tmx.com

SHAREHOLDERS WHOSE SHARES ARE REGISTERED IN THE NAME OF AN INTERMEDIARY (SUCH AS A NOMINEE, BROKER, INVESTMENT DEALER, BANK, TRUST COMPANY OR OTHER INTERMEDIARY) SHOULD NOT USE THIS LETTER OF TRANSMITTAL AND SHOULD CONTACT THAT INTERMEDIARY FOR INSTRUCTIONS AND ASSISTANCE IN DEPOSITING THOSE SHARES.

TO BE EFFECTIVE, THIS LETTER OF TRANSMITTAL MUST BE VALIDLY COMPLETED, DULY EXECUTED AND RETURNED TO THE DEPOSITARY. IT IS IMPORTANT THAT YOU VALIDLY COMPLETE, DULY EXECUTE AND RETURN THIS LETTER OF TRANSMITTAL ON A TIMELY BASIS IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN.

LETTER OF TRANSMITTAL

To accompany certificate(s)

FOR REGISTERED HOLDERS OF
COMMON SHARES OF

GOLD BASIN RESOURCES CORPORATION

This Letter of Transmittal, properly completed and duly executed by a registered holder (“Registered Holder”) of common shares (“Common Shares”) in the capital of Gold Basin Resources Corporation (the “Corporation”), together with all other documents reasonably required by TSX Trust Company as depositary (the “Depositary” or “TSX Trust”), must accompany the certificate(s) representing the Common Shares of the Corporation deposited in connection with the proposed arrangement (the “Arrangement”) involving the Corporation and CANEX Metals Inc. (the “Purchaser”), that is being submitted for approval at the special meeting of holders of Common Shares (the “Shareholders”) to be held on June 4, 2026 at 10:00 a.m. (Vancouver time) (as may be adjourned or postponed, the “Meeting”), all as described in the notice of special meeting of shareholders and management information circular (the “Circular”) of the Corporation dated May 14, 2026.

Pursuant to the Arrangement, the Purchaser will acquire all of the issued and outstanding Common Shares of the Corporation that it does not already own. Upon the effectiveness of the Arrangement (a) all Shareholders (other than Dissenting Holders, if any) will be entitled to receive, in exchange for each Common Share (other than a Common Share in respect of which Dissent Rights have been validly exercised and not withdrawn) held by each such holder immediately prior to the Effective Time, 0.592 fully paid and non-assessable common shares in the capital of the Purchaser (each whole share a “Purchaser Share”).

Shareholders are not entitled to receive fractional Purchaser Shares in connection with the Arrangement. The number of Purchaser Shares to be issued to Shareholders shall be rounded down to the nearest whole Purchaser Share.

The Corporation and the Purchaser will implement the Arrangement when all of the conditions to closing have been satisfied and/or waived, including court approval and the approval of the Arrangement Resolution by the Shareholders at the Meeting. Some of the conditions are beyond the Corporation’s and/or the Purchaser’s control, and as a result, there can be no assurance that the Arrangement will be completed, nor can the exact timing of the implementation of the Arrangement be predicted with certainty. Shareholders should refer to the Circular for more information regarding the expected timing for completion and other information relating to the Arrangement.

Each of the Purchaser, the Corporation and the Depositary, as applicable, shall be entitled to deduct and withhold (or cause to be deducted and withheld) from the amounts otherwise payable to any person under the Plan of Arrangement, such amounts as the Purchaser, the Corporation or the Depositary, as applicable, determines is required or permitted to be deducted and withheld with respect to such payment under the Income Tax Act (Canada) (as may be amended from time to time, the “Tax Act”), the United States Internal Revenue Code of 1986, as amended (as may be amended from time to time, the “U.S. Tax Code”), or any provision of any other Law. Any amount so deducted and withheld and properly remitted shall be treated for all purposes under the Plan of Arrangement as having been paid to the person, as applicable, in respect of which such deduction or withholding was made. Any amount so withheld shall be remitted to the appropriate Governmental Entity in accordance with applicable Law.

Information about this Letter of Transmittal

This Letter of Transmittal is for use by Registered Shareholders only and is not to be used by non-Registered Shareholders. Shareholders whose Common Shares are registered in the name of a nominee, broker, investment dealer, bank, trust company or other intermediary (each, an “Intermediary”) should NOT use this Letter of Transmittal and should contact that Intermediary for instructions and assistance in depositing those Common Shares.

In order for this Letter of Transmittal to be validly completed, the undersigned is required to provide and complete all of the necessary information for each of the steps indicated below that are applicable to the Registered Shareholder. The Depositary or your financial, legal, tax or other professional advisors can assist you in completing this Letter of Transmittal.

Registered Shareholders who do not forward to the Depositary a validly completed and duly executed Letter of Transmittal, together with the certificate(s) or Direct Registration System advice(s) (each, a “DRS Advice”) representing their Common Shares (as defined below) and any other documents reasonably required by the Depositary in accordance with the instructions set forth in this Letter of Transmittal, will not receive the Purchaser Shares to which they are entitled until such deposit is made and received by the Depositary and until the same is processed for payment or delivery, as applicable, by the Depositary.

In order to permit the timely receipt of the Purchaser Shares in connection with the Arrangement following the Effective Time, it is recommended that this Letter of Transmittal together with the accompanying certificate(s) or DRS Advice(s) representing the Common Shares deposited herewith and all other documents or other necessary information be received by the Depositary at the offices specified on the back cover before the Effective Date. Do not send certificates or DRS Advices representing Common Shares or this Letter of Transmittal to the Corporation or the Purchaser.

At the Effective Time (whether or not Registered Shareholders deliver this Letter of Transmittal, the certificates representing Common Shares and any other required documentation to the Depositary), Registered Shareholders will cease to be Shareholders of the Corporation and the certificate(s) or DRS Advice(s), as applicable, for their Common Shares shall represent only (a) the right to receive the aggregate Purchaser Shares in respect of such Common Shares provided under the Plan of Arrangement, as provided under the Arrangement Agreement or the Plan of Arrangement; or (b) in the case of Registered Shareholders who properly exercise Dissent Rights, the right to receive fair value for their Common Shares, less any amounts withheld as provided under the Arrangement Agreement or the Plan of Arrangement. See the section entitled “Dissent Rights Under the Arrangement” in the Circular. Under no circumstances will interest accrue or be paid by the Corporation, the Purchaser or the Depositary on the Purchaser Shares to persons depositing Common Shares with the Depositary, regardless of any delay in making any payment for the Common Shares. The Depositary will act as the agent of persons who have deposited Common Shares pursuant to the Arrangement for the purpose of receiving and transmitting the Purchaser Shares to such persons, and receipt of the Purchaser Shares by the Depositary will be deemed to constitute receipt of payment by persons depositing Common Shares.

Please read the Circular and the instructions set out below carefully before completing this Letter of Transmittal. Delivery of this Letter of Transmittal to an address other than the addresses as set forth herein will not constitute a valid delivery. If Common Shares are registered in different names, a separate Letter of Transmittal must be submitted for each different registered owner. See Instruction #5. Please note that the delivery of this Letter of Transmittal, together with your share certificate(s) representing Common Shares, and any other document reasonably required by the Depositary, does not constitute a vote in favour of the Arrangement Resolution or any other matters to be considered at the Meeting. To exercise your right to vote at the Meeting, you must complete and return the form of proxy that accompanied the Circular in accordance with the instructions set out in the Circular. See “Voting Procedures” and “Appointment and Revocation of Proxies” in the Circular.

If any Registered Shareholder does not deliver a properly completed Letter of Transmittal, their certificate(s) OR DRS ADVICE(S) representing Common Shares and all other required documents to the Depositary on or before the SIXTH anniversary of the Effective Date, SUCH CERTIFICATE OR DRS ADVICE REPRESENTING COMMON SHARES shall cease to represent a claim by or interest of any former registered shareholder of any kind or nature against or in the corporation or the purchaser. on such date, all Purchaser Shares to which such former registered shareholder wAS ENTITLED SHALL be deemed to be surrendered to the Purchaser.

SHAREHOLDERS SHOULD BE AWARE OF THE INCOME TAX CONSEQUENCES OF THE ARRANGEMENT. SEE SECTION “CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS” OF THE CIRCULAR THAT ACCOMPANIES THIS LETTER OF TRANSMITTAL.

TO:	GOLD BASIN RESOURCES CORPORATION

AND TO:	CANEX METALS INC.

AND TO:	TSX TRUST COMPANY at its offices set out herein.

The undersigned hereby deposits with the Depositary, in connection with the Arrangement, for transfer in exchange for the Purchaser Shares, the enclosed certificate(s) representing Common Shares, details of which are as follows: (Please print or type)

Certificate Number(s) or DRS Account Number(s)(1)	Name and Address in which Common Shares are Registered (Please fill in exactly as name(s) appear(s) on certificate(s) or DRS Advice(s))	Number of Common Shares Represented by Certificate(s) or DRS Advice(s)

TOTAL:

(1)	A certificate number does not need to be provided if the Common Shares are represented by DRS Advice(s). The direct registration system (“DRS”) is a system that allows Common Shares to be held in book-entry form without having a physical certificate issued as evidence of ownership. Instead, Common Shares are held and registered electronically in the record systems of an issuer’s transfer agent, which can be confirmed in the DRS Advice(s).

(If space is not sufficient, please attach a list in the above form.)

☐	Some or all of my Share certificates have been lost, stolen or destroyed. Please review Instruction #6 for the procedure to replace lost or destroyed certificates. (Check box if applicable.)

*	If Common Shares are registered in different names, a separate Letter of Transmittal must be submitted for each different Registered Shareholder.

**	The total of the numbers filled in above must equal the total number of Common Shares represented by the Common Share certificate(s) or DRS Advice(s) enclosed with this Letter.

It is understood that, upon receipt of this Letter of Transmittal validly completed and duly signed, together with the enclosed certificate(s), if applicable, relating to the Common Shares and any other documentation reasonably required by the Depositary, and following the Effective Date, the Depositary will send to the undersigned the Purchaser Shares in accordance with the delivery instructions provided herein.

IN CONNECTION WITH THE ARRANGEMENT AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Circular and in this Letter of Transmittal:

1.	The undersigned hereby surrenders to the Purchaser, effective as of the time provided for in the Plan of Arrangement and in accordance with the Plan of Arrangement, all of the right, title and interest of the undersigned in and to the Common Shares.

2.	The undersigned transmits and/or surrenders herewith the certificate(s) or DRS Advice(s), as applicable, described above for cancellation as of the time provided for in the Plan of Arrangement and in accordance with the Plan of Arrangement.

3.	The undersigned acknowledges receipt of the Circular and represents and warrants that:

a.	the undersigned is, and will immediately prior to the Effective Time be, the registered holder of the Common Shares and owns all rights and benefits arising from the Common Shares;

b.	the undersigned has full power and authority to execute and deliver this Letter of Transmittal and to deposit, sell and transfer the Common Shares;

c.	the undersigned is not a Dissenting Holder and has not filed a notice exercising Dissent Rights;

d.	the undersigned will execute and deliver any additional documents necessary or desirable to complete the surrender of the Common Shares;

e.	at the Effective Time, the Purchaser will acquire good title to the Common Shares free and clear from all mortgages, liens, charges, encumbrances, security interests, hypothecs, claims and equities and in accordance with the Plan of Arrangement;

f.	the Common Shares have not been, and will not be prior to the Effective Time, sold, assigned or transferred, nor has any agreement been entered into, and no agreement will be entered into prior to the Effective Time, to sell, assign or transfer any such Common Shares to any other person, except as contemplated by this Letter of Transmittal;

g.	when the aggregate Purchaser Shares to which the undersigned is entitled pursuant to the Plan of Arrangement is paid, none of the Corporation, the Purchaser or any affiliate or successor of such persons will be subject to any adverse claim in respect of such Common Shares; and

h.	delivery of the Purchaser Shares in respect of the Common Shares will discharge any and all obligations of the Corporation, the Purchaser and the Depositary with respect to the matters contemplated by this Letter of Transmittal.

4.	The undersigned represents and warrants that the surrender of the undersigned’s Common Shares complies with applicable Laws and that the information provided herein is true, accurate and complete as of the date hereof.

5.	The undersigned acknowledges that the covenants, representations and warranties of the undersigned contained herein will survive the completion of the Arrangement.

6.	The undersigned acknowledges that none of the Corporation, nor the Purchaser nor any of their directors, officers, advisors or representatives are responsible for the proper completion of this Letter of Transmittal.

7.	The undersigned acknowledges that the delivery of the Common Shares will be effected and the risk of loss and title to such Common Shares will pass only upon proper receipt thereof by the Depositary.

8.	The undersigned acknowledges that the Depositary will act as the agent of persons, including the undersigned, who have deposited Common Shares pursuant to the Arrangement for the purpose of receiving and transmitting the Purchaser Shares to such persons, and receipt of the Purchaser Shares by the Depositary will be deemed to constitute receipt of payment by persons depositing Common Shares.

9.	The undersigned revokes any and all authority, other than as granted in this Letter of Transmittal, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Common Shares being transmitted. No subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the transmitted Common Shares. All authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligations of the undersigned hereunder shall be binding upon the heirs, legal representatives, successors and assigns of the undersigned.

10.	The undersigned covenants and agrees to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Common Shares effectively to the Purchaser. The undersigned understands that by virtue of the execution of this Letter of Transmittal, the undersigned will be deemed to have agreed that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Common Shares deposited pursuant to the Plan of Arrangement will be determined by the Corporation and the Purchaser in their sole discretion and that such determination will be final and binding and acknowledges that there will be no duty or obligation on the Corporation, the Purchaser, the Depositary or any other person to give notice of any defect or irregularity in any deposit and no liability will be incurred by any of them for failure to give such notice.

11.	The undersigned instructs the Depositary, upon the Arrangement becoming effective, to mail the certificate(s)/DRS Advice(s) representing payment of the aggregate Purchaser Shares payable for the Common Shares, by first class mail, postage prepaid, or to hold such certificate(s)/DRS Advice(s) for pick-up, in accordance with the instructions given below.

12.	The undersigned acknowledges and agrees that any certificate formerly representing Common Shares not duly surrendered on or before the sixth anniversary of the Effective Date shall cease to represent a claim by or interest of any former Registered Shareholder of any kind or nature against or in the Corporation or the Purchaser, and that on such date, all Purchaser Shares to which such former holder was entitled shall be deemed to have been surrendered to the Purchaser and will be remitted by the Depositary to the Purchaser as directed by the Purchaser.

13.	The undersigned acknowledges that the Corporation and/or the Purchaser may be required to disclose personal information in respect of the undersigned and consents to disclosure of personal information in respect of the undersigned to (i) stock exchanges or securities regulatory authorities, (ii) the Depositary, (iii) any of the parties to the Arrangement, and (iv) legal counsel to any of the parties to the Arrangement.

14.	The undersigned acknowledges that it will not receive payment in respect of the Common Shares until the original certificate(s) representing the Common Shares, if applicable, owned by the undersigned are received by the Depositary, at the address set forth below, and such additional documents as the Depositary may require, and until the same are processed for payment by the Depositary.

Only Registered Shareholders can receive Purchaser Shares for their Common Shares by delivering a Letter of Transmittal to the Depositary. Shareholders whose Common Shares are registered in the name of an Intermediary should NOT use this Letter of Transmittal and should contact that Intermediary for instructions and assistance in depositing those Common Shares.

The original certificate(s) described above (if applicable) is enclosed and the Registered Shareholder irrevocably deposits the Common Shares and, if applicable, the above-mentioned certificate(s) representing the Common Shares in exchange for the Purchaser Shares to which such holder is entitled pursuant to the Arrangement. The Registered Shareholder transmits the Common Shares and, if applicable, the original certificate(s) representing the Common Shares, each as described above, to be dealt with in accordance with this Letter of Transmittal.

This Letter of Transmittal will be construed in accordance with and governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The undersigned hereby irrevocably attorns and submits to the exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver, and waives objection to the venue of any proceedings in such court or that such court provides an inconvenient forum.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned will be deemed to have required that any contract evidenced by the Arrangement as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn up exclusively in the English language. En raison de l’usage d’une lettre d’envoi et formulaire d’élection en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés avoir requis que tout contrat attesté par l’arrangement et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

BOX A ISSUE PURCHASER SHARES IN THE NAME OF: (If you want the shares to be issued in another name, see Instruction #3 below)	BOX B DELIVER PURCHASER SHARES TO: (If you want the shares to be delivered to another address, see Instruction #3 below)

(NAME)	(NAME)
(STREET NUMBER & NAME)	(STREET NUMBER & NAME)
(CITY AND PROVINCE/STATE)	(CITY AND PROVINCE/STATE)
(COUNTRY AND POSTAL/ZIP CODE)	(COUNTRY AND POSTAL/ZIP CODE)
(TELEPHONE NUMBER (BUSINESS HOURS))	(TELEPHONE NUMBER (BUSINESS HOURS))
(SOCIAL INSURANCE/SECURITY NUMBER)	(SOCIAL INSURANCE/SECURITY NUMBER)
(IDENTIFICATION NUMBER) U.S. residents/citizens must provide their Taxpayer Identification Number

❑     MAIL PURCHASER SHARES TO THE ADDRESS ON RECORD (DEFAULT)

❑     MAIL PURCHASER SHARES TO A DIFFERENT ADDRESS (MUST COMPLETE BOX “B”)

❑     HOLD PURCHASER SHARES FOR PICK-UP AT TSX TRUST COMPANY OFFICE

SEE INSTRUCTION #9 BELOW FOR OFFICE ADDRESSES

BOX C

RESIDENCY DECLARATION

ALL SHAREHOLDERS OF THE CORPORATION ARE REQUIRED TO COMPLETE A RESIDENCY DECLARATION. FAILURE TO COMPLETE A RESIDENCY DECLARATION MAY RESULT IN A DELAY IN YOUR PAYMENT.

The undersigned represents that:

❑	The beneficial owner of the Common Shares deposited herewith is a resident of Canada for the application of the Tax Act.

❑	The beneficial owner of the Common Shares deposited herewith is a U.S. Shareholder.

❑	The beneficial owner of the Common Shares deposited herewith is not a U.S. Shareholder.

A “U.S. Shareholder” is any Shareholder who is either (i) a person whose address (as it appears on the register of Shareholders of the Corporation) is located within the United States or any territory or possession thereof or who provides an address in Box A or Box B above that is located within the United States or any territory or possession thereof, or (ii) a “U.S. person” for United States federal income tax purposes as defined in Instruction #8 below. If you are a U.S. person or acting on behalf of a U.S. person, then in order to avoid backup withholding of U.S. federal income tax you must provide a complete IRS Form W-9 (enclosed) below certifying that the U.S. person is not subject to backup withholding or otherwise demonstrate that the U.S. person is exempt from backup withholding, as provided in the instructions (see Instruction #8 below). If you are a U.S. Shareholder but are not included in part (ii) above, you must complete an appropriate IRS Form W-8 in order to avoid being subjected to U.S. backup withholding tax (see Instruction #8 below).

SHAREHOLDER SIGNATURE(S)

Signature guaranteed by (if required under Instruction #3 below) Authorized Signature Name of Guarantor (please print or type) Address of Guarantor (please print or type)

Dated:                                                                                                   , 20__

Signature of Shareholder or authorized representative
(see Instructions #2 and #4 below)

Address (please print or type)

Name of Shareholder (please print or type)

Telephone No

Name of authorized representative, if applicable
(please print or type)

INSTRUCTIONS

1.	Use and Delivery of Letter of Transmittal

This Letter of Transmittal duly completed and executed (or an originally executed facsimile copy thereof), together with the accompanying certificates representing the Common Shares, must be received by the Depositary at the office specified on the back cover of the Letter of Transmittal before the Effective Date.

The method used to deliver this Letter of Transmittal and any accompanying certificate(s) representing Common Shares and all other documents or other necessary information is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received by the Depositary. The Corporation and the Purchaser recommend that the necessary documentation be hand delivered to the Depositary and that a receipt be obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended.

2.	Signatures

This Letter of Transmittal must be filled in and executed by the Registered Shareholder described above or by such holder’s duly authorized representative (in accordance with Instruction #4 below).

a.	If this Letter of Transmittal is executed by the Registered Shareholder, such signature(s) on this Letter of Transmittal must correspond with the names(s) as registered or as written on the face of the certificate(s) or DRS Advice(s) representing the Common Shares, as applicable, without any change whatsoever, and the certificate(s) or DRS Advice(s), as applicable, need not be endorsed. If the deposited certificate(s) or the DRS Advice(s) evidence Common Shares that are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

b.	If this Letter of Transmittal is executed by a person other than the Registered Shareholder(s):

i.	the deposited certificate(s) or the DRS Advice(s), as applicable, must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the Registered Shareholder(s);

ii.	the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the Registered Shareholder(s) as registered or as appearing on the certificate(s) or DRS Advice(s), as applicable, and must be guaranteed as noted in Instruction #3 below.

3.	Guarantee of Signatures

If this Letter of Transmittal is executed by a person other than the Registered Shareholder(s) of the Common Shares, or if Common Shares not purchased (for any reason) are to be returned to a person other than such Registered Shareholder(s) or if the Purchaser Shares are to be issued in the name of a person other than the Registered Shareholder of the Common Shares, such signature on the share certificate(s) or a separate security transfer form must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Association Medallion Program (the “STAMP”), a member of the Stock Exchange Medallion Program (the “SEMP”) or a member of the New York Stock Exchange Inc. Medallion Signature Program (the “MSP”). Members of the STAMP, the SEMP or the MSP are usually members of a recognized stock exchange in Canada or the United States, members of the Canadian Investment Regulatory Organization, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

4.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person on behalf of an executor, administrator, trustee, guardian, corporation, partnership or association or is executed by any other person acting in a representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either the Corporation, the Purchaser or the Depositary, at its discretion, may require additional evidence of authority or additional documentation.

5.	Miscellaneous

a.	If the space provided in this Letter is insufficient, the requested information should be set out on a separate list and attached to this Letter.

b.	If Common Shares are registered in different forms (e.g. “John Doe” and “J. Doe”) a separate Letter of Transmittal should be executed for each different registration.

c.	No alternative, conditional or contingent deposits will be accepted.

d.	Additional copies of the Circular and this Letter of Transmittal may be obtained from the Depositary at its office listed below. Copies of the Circular and this Letter of Transmittal are also available on SEDAR+ (www.sedarplus.ca) under the Corporation’s issuer profile.

e.	The Corporation and the Purchaser reserve the right, if they so elect, in their absolute discretion, to instruct the Depositary to waive any defect or irregularity contained in any Letter of Transmittal received by the Depositary. You agree that any determination made by the Purchaser or the Corporation as to validity, form and eligibility and acceptance of the Common Shares will be final and binding. There will be no duty or obligation of the Purchaser, the Corporation or the Depositary to give notice of any defect or irregularity in any deposit and no liability will be incurred for failure to do so. The granting of a waiver to one or more Registered Shareholders does not constitute a waiver for any other Registered Shareholders.

f.	Before completing this Letter of Transmittal, you are urged to read the accompanying Circular and discuss any questions with financial, legal and/or tax advisors.

6.	Lost, Stolen or Destroyed Certificates

If a share certificate has been lost, destroyed or stolen, this Letter should be completed as fully as possible and forwarded, together with a letter describing the loss, destruction or theft, to the Depositary. The Registered Shareholder will be required to complete and submit certain documentation, including a bond and/or indemnity, before payment for the Common Shares can be received by the Registered Shareholder.

7.	Return of Certificates

If the Arrangement does not proceed for any reason, the enclosed certificate(s) representing the Common Shares and other relevant documents will be returned forthwith to the undersigned in accordance with the delivery instructions in this Letter of Transmittal, or failing such address being specified, to the undersigned at the last address of the undersigned as it appears on the register of the Corporation maintained by TSX Trust, in its capacity as transfer agent and registrar of the Corporation.

8.	U.S. Shareholders and Backup Withholding

The following does not constitute a summary of the tax consequences with respect to the disposition of Common Shares pursuant to the Arrangement. Registered Shareholders should review the Circular and consult their own tax advisors having regard to their own particular circumstances to determine the particular tax consequences to them of a disposition of Common Shares pursuant to the Arrangement.

In order to avoid “backup withholding” of United States federal income tax on payments made with respect to the disposition of Common Shares pursuant to the Arrangement, a Shareholder that is a U.S. Shareholder (as defined in Box C above) must generally provide the person’s correct taxpayer identification number (“TIN”) on the IRS Form W-9 included herewith and certify, under penalties of perjury, that (a) such TIN is correct (or that such U.S. holder is awaiting a TIN), (b) such U.S. Shareholder is not subject to backup withholding because (i) such U.S. Shareholder has not been notified by the United States Internal Revenue Service (the “IRS”) that such U.S. Shareholder is subject to backup withholding as a result of a failure to report all interest or dividends, (ii) the IRS has notified such U.S. Shareholder that he, she or it is no longer subject to backup withholding, or (iii) such U.S. Shareholder is exempt from backup withholding, and (c) such U.S. Shareholder is a U.S. person (as defined below) (including a U.S. resident alien). The TIN for an individual United States citizen or resident is the individual’s social security number. If the correct TIN is not provided or if any other information is not correctly provided, payments made with respect to the disposition of Common Shares may be subject to backup withholding at the applicable statutory rate (currently 24%).

For the purposes of this Letter of Transmittal, a “U.S. holder” or “U.S. person” means: a beneficial owner of Common Shares that, for United States federal income tax purposes, is (a) an individual citizen or resident of the United States, (b) a corporation, or other entity classified as a corporation for United States federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate if the income of such estate is subject to United States federal income tax regardless of the source of such income, (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for United States federal income tax purposes or (ii) a United States court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (e) a partnership, limited liability company or other entity classified as a partnership for United States federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia.

Backup withholding is not an additional United States federal income tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be reduced by the amount withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is properly and timely furnished to the IRS.

Certain persons (including, among others, corporations, certain “not-for-profit” organizations, and certain non-U.S. persons) are not subject to backup withholding. To prevent possible erroneous backup withholding, an exempt Shareholder that is a U.S. holder should complete IRS Form W-9, including the “Exemptions” field in Box 4 on the IRS Form W-9. See the W-9 Specific Instructions for additional instructions. A Shareholder should consult his, her or its tax advisor as to the Shareholder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

If a U.S. holder does not have a TIN, such U.S. holder should: (a) consult the W-9 Instructions for instructions as to how to apply for a TIN; (b) write “Applied For” in the space for the TIN in Part I of IRS Form W-9; and (c) sign and date IRS Form W-9. The Depositary may withhold on all payments made prior to the time a properly certified TIN is provided to it. A U.S. holder who writes “Applied For” in Part I of IRS Form W-9 should furnish the Depositary with such U.S. Shareholder’s TIN as soon as it is received. In such case, the Depositary may withhold a portion of the gross proceeds of any payment made to such U.S. holder prior to the time a properly certified TIN is provided to the Depositary, and if the Depositary is not provided with a TIN within 60 days, such amounts will be paid over to the IRS.

Failure to furnish TIN — If you fail to furnish your correct TIN, you are subject to a penalty of US$50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Shareholders that are not U.S. holders that receive payments in the U.S. or that provide an address located in the U.S. should return a properly completed IRS Form W-8 that is appropriate to the non-U.S. holder’s circumstances, a copy of which is available from the Depositary upon request, or at https://www.irs.gov/forms-pubs/about-form-w-8. All non-U.S. holders should consult their own tax advisors regarding the appropriate IRS Form W-8 to be provided by such non-U.S. holder. Failure to provide the proper IRS Form W-8 could result in backup withholding at the applicable statutory rate (currently 24%).

All Shareholders are urged to consult their own tax advisors to determine which forms should be used and whether they are exempt from U.S. backup withholding.

9.	Payment Entitlement Pick-up Locations

The Depositary will mail the Purchaser Shares payable to such Registered Shareholder in accordance with the information provided in Box “A” or Box “B”, as applicable. If Box “A” or, as applicable, Box “B”, are not properly completed, the Purchaser Shares will be issued in the name of the Registered Shareholder and mailed to the address of the Registered Shareholder as it appears on the register of the Corporation’s transfer agent. Any Purchaser Shares mailed in accordance with this Letter of Transmittal will be deemed to be delivered at the time of mailing.

Entitlements may be picked up at applicable TSX Trust office locations with Counter services. Pick-up instructions must be selected in Box “A”. Below are the applicable TSX Trust office locations:

Toronto
100 Adelaide Street West Suite 301 Toronto, Ontario M5H 4H1

10.	Privacy Notice

The Depositary is committed to protecting personal information received from its clients. In the course of providing services to its clients, the Depositary receives certain non-public personal information. This information could include an individual’s name, address, social insurance number, securities holdings and other financial information. The Depositary uses this information for lawful purposes relating to its services. The Depositary has prepared a privacy code relating to information practices and privacy protection, which can be obtained by sending a written request to the Depositary at the following address: Chief Privacy Officer, TSX Trust Company, 301-100 Adelaide St. West, Toronto, Ontario, M5H 4H1. The Depositary will use the information provided on this form in order to process the Registered Shareholder’s request and will treat the Registered Shareholder’s signature(s) on this form as his, her or its consent to the above.

If you need assistance in completing this Letter of Transmittal, please contact TSX Trust Company at 416-342-1091, toll-free in North America at 1-866-600-5869 or by email at tsxtis@tmx.com, or contact your professional advisor.

IRS FORM W-9

(See attached)

Note: Please review carefully Instruction #8 above regarding backup withholding before completing the IRS FORM W-9 on the following pages.

OFFICE OF THE DEPOSITARY:

TSX TRUST COMPANY

By Registered Mail, Mail, Hand or Courier

Toronto:

100 Adelaide Street West, Suite 301

Toronto, Ontario

M5H 4H1

Attention: Corporate Actions

Securities Counter hours:

8:30 am to 5:00 pm EST - business days only

Inquiries:

8:30 am to 5:00 pm EST - business days only

North American Toll Free: 1-866-600-5869

Telephone: 416-342-1091

E-Mail: tsxtis@tmx.com

Any questions and requests for assistance may be directed by Company Shareholders to the Depositary at the telephone number and location set out above.